Exhibit 10.2

NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW.  NO TRANSFER OF THIS WARRANT OR OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF SHALL BE VALID OR EFFECTIVE UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) THE HOLDER OF THE SECURITIES PROPOSED TO BE TRANSFERRED SHALL HAVE DELIVERED TO THE COMPANY EITHER A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL (WHO MAY BE AN EMPLOYEE OF SUCH HOLDER) EXPERIENCED IN SECURITIES MATTERS TO THE EFFECT THAT SUCH PROPOSED TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (C) SUCH TRANSFER IS PURSUANT TO RULE 144 OR RULE 144A UNDER THE SECURITIES ACT.

AMENDED AND RESTATED WARRANT

WHEREAS, on April 20, 2017 and in exchange for payment of One Million Five Hundred Thousand Dollars ($1,500,000.00), INTERSECTIONS INC., a Delaware corporation (the “Company”) issued to PEAK6 INVESTMENTS, L.P., a Delaware limited partnership (“PEAK6 Investments”), that certain warrant (the “Original Warrant”) to purchase One Million Five Hundred Thousand (1,500,000) shares of Common Stock (as defined below) on the date of exercise (subject to adjustment as provided in the Original Warrant);

WHEREAS, the Parties now desire to amend and restate the terms of the Original Warrant in its entirety on the terms and conditions set forth herein; and

WHEREAS, PEAK6 Investments desires to, and by virtue of this amendment and restatement, does transfer its rights under the Original Warrant to PEAK6 Ventures LLC, a wholly-owned subsidiary of PEAK6 Investments.

THIS IS TO CERTIFY THAT, in exchange for payment of Seven Hundred Thousand Dollars ($700,000.00), receipt of which is hereby acknowledged and which the parties agree represents fair market value of the amendment and restatement of the Original Warrant, PEAK6 Ventures LLC or its registered assigns (collectively, the “Holder”),  is entitled, at any time, and from time to time, on or prior to the Expiration Date (as defined below) to purchase from the Company, One Million Five Hundred Thousand (1,500,000) shares of Common Stock (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) on the date of exercise (subject to adjustment as provided herein), all on the terms and conditions and pursuant to the provisions hereinafter set forth. The Original Warrant shall be surrendered and cancelled simultaneously with the issuance of this Warrant.

ARTICLE I

DEFINITIONS

Section 1.01. Certain Definitions.  As used in this Warrant, the following terms shall have their respective meanings set forth below:

“Adjustment Event” has the meaning set forth in Section 4.14.

“Applicable Price” means, for any Designated Event, (a) if the consideration paid to holders of Common Stock in connection with such Designated Event consists exclusively of Cash, the amount of such Cash per share of Common Stock, and (b) in all other cases, the average of the last reported sale prices of Common Stock for the ten (10) consecutive Trading Days immediately preceding the Effective Date of such Designated Event.

“Board of Directors” means the board of directors of the Company or any committee of such board of directors duly authorized to exercise the power of such board of directors with respect to the matters provided for in this Warrant as to which the board of directors is authorized or required to act.

“Business Day” means any day other than (a) a Saturday or Sunday or (b) a day on which state or federally chartered banking institutions in New York City are not required to be open.

“Calculation Period” means the ten (10) consecutive Trading Day period beginning on and including the Exercise Date for this Warrant, except that if this Warrant is exercised at any time after the tenth (10th) Scheduled Trading Day prior to the Expiration Date and until the Close of Business on the Expiration Date or upon a Cash Designated Event, then (a) this Warrant will be deemed to have been exercised the tenth (10th) Trading Day immediately preceding the Expiration Date or the Effective Date of such Cash Designated Event, as the case may be, and (b) the Calculation Period for this Warrant will commence on the tenth (10th) Trading Day immediately preceding the Expiration Date or the Effective Date of such Cash Designated Event, as the case may be.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of the Company.

“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Cash Designated Event” has the meaning set forth in Section 3.04.

“Close of Business” means 5:00 p.m., Eastern time.

“Closing Sale Price” with respect to the Common Stock or any other security means, as of any date, the last reported per share sales price of a share of Common Stock or such other security on such date (or, if no last reported sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices on such date) as reported on the Nasdaq, or, if the Common Stock or such other security is not listed on the Nasdaq, as reported by the principal United States national or regional securities exchange or quotation system on which the Common Stock or such other security is then listed or quoted; provided, however, that, in the absence of such quotations, the Company and the Holder will mutually agree to a good faith determination of the Closing Sale Price.

If, during a period applicable for calculating the Closing Sale Price, an issuance, distribution, subdivision, combination or other transaction or event occurs that requires an adjustment to the Exercise Price or Number of Shares pursuant to ARTICLE IV, the Closing Sale Price shall be calculated for such period in a manner determined by the mutual agreement of the Company and the Holder in good faith to appropriately reflect the impact of such issuance, distribution, subdivision or combination on the price of the Common Stock during such period.

“Common Stock” means the common stock, par value $0.01 per share, of the Company authorized at the date of this Warrant or as such stock may be constituted from time to time.  Subject to the provisions of Section 4.07 and Section 4.08, shares for which this Warrant is exercisable shall include only shares of the class designated as Common Stock of the Company as of the date of this Warrant or shares of any class or classes resulting from any reclassification or reclassifications or change or changes thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, and if at any time there shall be more than one such resulting class, the shares of each such class for which this Warrant is then exercisable shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications or changes bears to the total number of shares of all such classes resulting from such reclassifications or changes.

“Company” has the meaning set forth in the first recital of this Warrant.

“Daily Settlement Amount” means, for each exercise of this Warrant, on each of the ten (10) consecutive Trading Days during the related Calculation Period, one-tenth (1/10th) of the number of shares (the “Daily Net Share Settlement Value”) equal to the product of (a) the Number of Shares and (b)(i) the Daily VWAP of the Common Stock on such day, minus the applicable Exercise Price, divided by (ii) such Daily VWAP.  The Daily Net Share Settlement Value will be calculated to the nearest one-ten thousandth (1/10,000th) of a share.

“Daily VWAP” of the Common Stock (or any security that is part of the Reference Property, if applicable), in respect of any Trading Day, means the per share volume-weighted average price of the Common Stock (or such other security) as displayed under the heading “Bloomberg VWAP” on Bloomberg Page INTX Equity (or its equivalent successor if such page is not available, or the Bloomberg Page for any security that is part of the Reference Property, if applicable) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day, without regard to after-hours trading or any trading outside the regular trading session, or, if such volume-weighted average price is unavailable (or the Reference Property is not a security), the market value of one (1) share of Common Stock (or other Reference Property) on such Trading Day as mutually agreed by the Company and the Holder in good faith in a commercially reasonable manner, using a volume-weighted average price method (unless the Reference Property is not a security); provided that, if the Company and the Holder cannot so mutually agree, JPMorgan Chase & Co. or The Goldman Sachs Group, Inc. shall determine the daily volume-weighted average price for such Trading Day on behalf of the parties.

“Designated Event” means any of the following:

(a)
any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) has become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares of the Company’s Voting Stock representing fifty percent (50%) or more of the total voting power of all outstanding classes of the Company’s Voting Stock;

(b)
the Company consolidates with (including a reverse subsidiary merger of a subsidiary of the Company where the Company issues shares as a result thereof), enters into a binding share exchange with, or merges with or into, another person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets, or any person consolidates with, or merges with or into, the Company, in any such event, other than any transaction:

(i)
pursuant to which the persons that “beneficially owned,” directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such transaction “beneficially own,” directly or indirectly, shares of the Company’s Voting Stock representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or transferee person, or of the parent entity of such surviving or transferee person, and such holders’ proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities they receive in such transaction shall be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such transaction; or

(ii)
which is effected solely to change jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity; or

(c)	the holders of the Company’s Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company.

“Determination Date” has the meaning set forth in Section 4.14.

“Effective Date” has the meaning set forth in Section 3.01(a).

“Ex-Date” means, with respect to any dividend or distribution, the first date on which the shares of Common Stock trade, regular way, on the relevant exchange or in the relevant market from which the sale price was obtained, without the right to receive such dividend or distribution.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Date” has the meaning set forth in Section 2.02(b).

“Exercise Notice” has the meaning set forth in Section 2.02(a).

“Exercise Price” means initially $2.50 per share of Common Stock for which this Warrant is exercisable, subject to adjustment pursuant to ARTICLE IV.

“Expiration Date” means April 20, 2022, regardless of whether such date is a Trading Day.

“Holder” has the meaning set forth in the first paragraph of this Warrant.

“Market Disruption Event” means (a) a failure by the primary United States exchange or market on which shares of Common Stock are listed or admitted to trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., Eastern time, on any Scheduled Trading Day for shares of Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in shares of Common Stock or in any options, contracts or futures contracts relating to the Common Stock.

“Measurement Period” has the meaning set forth in Section 4.01(e).

“Nasdaq” means the Nasdaq Global Market.

“Net Share Amount” has the meaning set forth in Section 2.04.

“Net Share Settlement” means the settlement method pursuant to which the Holder shall be entitled to receive from the Company, for each exercise of this Warrant, the number of shares of Common Stock equal to the Net Share Amount without any payment therefor.

“Number of Shares” means the number of shares of Common Stock for which this Warrant is exercisable, which is subject to adjustment pursuant to ARTICLE IV.

“Offer Expiration Date” has the meaning set forth in Section 4.01(e).

“Offer Expiration Time” has the meaning set forth in Section 4.01(e).

“Officer’s Certificate” means a certificate signed by any two officers of the Company, at least one of whom must be its Chairman, its Chief Executive Officer, its Chief Financial Officer, its Treasurer, an Assistant Treasurer, or its Controller.

“Open of Business” means 9:00 a.m., Eastern time.

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company and who shall be reasonably satisfactory to the Holder.

“Original Warrant” has the meaning set forth in the first recital of this Warrant.

“PEAK6 Investments” has the meaning set forth in the first recital of this Warrant.

“Person” means an individual, partnership, firm, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Preferred Stock” means the preferred stock of the Company authorized at the date of this Warrant or as such stock may be constituted from time to time.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any Cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of Cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such Cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Reference Property” has the meaning set forth in Section 4.07(a).

“Reorganization Event” has the meaning set forth in Section 4.07(a).

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day.

“Securities Act” has the meaning set forth in the legend to this Warrant.

“Settlement Date” means, in respect of any exercise of this Warrant, the third (3rd) Trading Day immediately following end of the applicable Calculation Period, subject to the last sentence of Section 2.03.

“Spin-Off” has the meaning set forth in Section 4.01(c).

“Trading Day” for a listed or traded security means a day on which (a) there is no Market Disruption Event, (b) trading in the Common Stock (or any security that is part of the Reference Property, if applicable) generally occurs on the Nasdaq or, if the Common Stock (or such other Reference Property) is not then listed on the Nasdaq, on the principal other United States national or regional securities exchange on which the Common Stock (or such other Reference Property) is then listed or, if the Common Stock (or such other Reference Property) is not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock (or such other Reference Property) is then traded, and (c) the scheduled closing time for regular trading on the relevant market or exchange is 4:00 p.m., Eastern time, or the then-standard closing time for regular trading on such relevant exchange or market. If the Common Stock (or such other reference property) is not so listed or traded, “Trading Day” means a Business Day.

“Trigger Event” has the meaning set forth in Section 4.03(a).

“Unit of Reference Property” has the meaning set forth in Section 4.07(a).

“Unit Value” has the meaning set forth in Section 4.07(c).

“Valuation Period” has the meaning set forth in Section 4.01(c).

“Voting Stock” means Capital Stock entitled to vote generally in elections of directors, or having the power, directly or indirectly, to elect a majority of the members of the Board of Directors.

“Warrant” means this Amended and Restated Warrant or any warrant issued in lieu hereof in case of mutilation, transfer, exchange or substitution hereof or exercise of less than all of the Number of Shares represented hereby.

“Warrant Register” has the meaning set forth in Section 5.05(a).

“Warrant Share” has the meaning set forth in the first paragraph of this Warrant.

ARTICLE II

EXERCISE AND SETTLEMENT OF THIS WARRANT

Section 2.01. Exercise of Warrant.  At any time, and from time to time, prior to the Close of Business on the Expiration Date, the Holder shall be entitled to exercise, in accordance with this ARTICLE II, the full Number of Shares represented by this Warrant or any portion thereof (which shall not include any fractional Number of Shares).  Subject to automatic exercise of this Warrant pursuant to Section 2.03, if this Warrant is not exercised prior to the Close of Business on the Expiration Date, this Warrant shall expire unexercised.

Section 2.02. Procedure for Exercise.

(a)           To exercise this Warrant on or prior to the Close of Business on the Expiration Date, the Holder must surrender this Warrant along with an exercise notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), appropriately completed and duly executed.

(b)           The date on which the Holder complies with the requirements for exercise set forth in this Section 2.02 is the “Exercise Date” for this Warrant; provided that, if such date is not a Trading Day or the Holder satisfies such requirements after the Close of Business on a Trading Day, then the Exercise Date shall be (i) the immediately succeeding Trading Day, or (ii) if such date is the Expiration Date (including as a result of the automatic exercise of this Warrant pursuant to Section 2.03), the immediately preceding Trading Day.

(c)           No Cash will be payable by the Holder in respect of the Exercise Price for this Warrant upon exercise; rather, as described in Section 2.04, the number of shares of Common Stock issuable in respect of an exercise of this Warrant will be determined based on a Net Share Settlement calculation.

Section 2.03. Automatic Exercise of Warrant.  To the extent unexercised, this Warrant will be automatically exercised for the benefit of the Holder (a) on the Expiration Date if this Warrant is not exercised by the Holder prior to the Close of Business on the Expiration Date, or (b) on the relevant Effective Date upon an occurrence of a Cash Designated Event, in each case of (a) and (b) if any shares of Common Stock or Cash in lieu of any fractional shares are deliverable to the Holder as a result of the Net Share Settlement calculation, and in the case of (b) if additional shares are deliverable as a result of a Designated Event, as of the Expiration Date or such Effective Date, as applicable.  As used in this Warrant, exercise of this Warrant means an exercise by the Holder on or prior to the Close of Business on the Expiration Date or upon an automatic exercise as described in this Section 2.03, as applicable.

Section 2.04. Settlement of Warrant.  Net Share Settlement shall apply to this Warrant upon exercise.  For each exercise hereof, on the Settlement Date, the Company shall cause to be delivered to the Holder a number of shares of Common Stock (which in no event will be less than zero) (the “Net Share Amount”) equal to the sum of the Daily Settlement Amounts for each of the ten (10) consecutive Trading Days during the related Calculation Period, together with Cash in respect of any fractional shares of Common Stock as provided in Section 2.06.  Notwithstanding the foregoing, if any information required in order to calculate the Net Share Amount deliverable upon exercise of this Warrant will not be available as of the applicable Settlement Date, the Company shall deliver any additional shares of Common Stock resulting from that adjustment on the third (3rd) Trading Day after the earliest Trading Day on which such calculation can be made.

Section 2.05. Delivery of Common Stock.

(a)           In connection with the delivery of shares of Common Stock to the Holder in respect of an exercise hereof, the Company shall:

(i)           at the Holder’s option (A) deliver shares of Common Stock by electronic transfer (with the assistance of the Company and the transfer agent of the Common Stock, if necessary) to the Holder’s account, or any other account as the Holder may designate, or (B) requisition from the transfer agent of the Common Stock and deliver to or upon the order of the Holder a certificate or certificates for the number of full shares of Common Stock to which the Holder is entitled, registered in such name or names as may be directed by the Holder;

(ii)          deliver Cash to the Holder in respect of any fractional shares of Common Stock, as provided in Section 2.06; and

(iii)         if this Warrant is not exercised in full, deliver to the Holder a new warrant on the same terms and conditions as this Warrant countersigned by the Company, for the balance of the Number of Shares represented hereby.

(b)           Each Person in whose name any shares of Common Stock are delivered shall, for all purposes, be deemed to have become the holder of record of such shares as of the Settlement Date.  However, if any such date is a date when the stock transfer books of the Company are closed, such Person shall be deemed to have become the holder of such shares on the next succeeding date on which the stock transfer books are open.

Section 2.06. No Fractional Shares to Be Issued.

(a)           Notwithstanding anything to the contrary in this Warrant, the Company shall not be required to issue any fraction of a share of Common Stock upon exercise hereof.

(b)           The Company will at all times aggregate the number of shares of Common Stock deliverable upon exercise by the same ultimate beneficial owner of this Warrant on the same day.  If any fraction of a share of Common Stock would, except for the provisions of this Section 2.06, be deliverable on the exercise of this Warrant, the Company shall pay the Holder Cash in lieu of such fractional shares based on the average of the Daily VWAPs for the Common Stock over the relevant Calculation Period.

(c)           The Holder, by its acceptance of this Warrant, expressly waives its right to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock.

ARTICLE III

EXERCISE OF THIS WARRANT IN CONNECTION WITH A DESIGNATED EVENT

Section 3.01. Increase in Number of Shares Deliverable Upon Designated Event.

(a)           If a Designated Event occurs on or prior to the Expiration Date and the Holder elects to exercise this Warrant in connection with such Designated Event (or this Warrant is automatically exercised in connection therewith), the Company will increase the number of shares of Common Stock to which the Holder is entitled with respect hereto as provided in this ARTICLE III.  An exercise of this Warrant shall be deemed for the purposes of this ARTICLE III to be “in connection with” a Designated Event if the Exercise Date for this Warrant falls during the period commencing on the effective date of the relevant Designated Event (the “Effective Date”) and ending on the fortieth (40th) Scheduled Trading Day following the Effective Date for such Designated Event.

(b)           Notwithstanding Section 3.01(a), the number of shares of Common Stock shall not be increased in the case of any Designated Event if at least ninety percent (90%) of the consideration, excluding Cash payments for fractional shares of Common Stock and Cash payments made pursuant to dissenters’ appraisal rights, in a transaction otherwise constituting a Designated Event consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded on the New York Stock Exchange, the Nasdaq or the Nasdaq Global Market (or any of their respective successors), or will be so traded immediately following such transaction, and as a result of such transaction this Warrant becomes exercisable solely for such consideration.

Section 3.02. Notice of Designated Event.  The Company shall notify the Holder in writing of the Effective Date of any Designated Event and issue a press release through Dow Jones & Company, Inc. or Bloomberg Business News or other similarly broad public medium that is customary for such press releases (and make the press release available on the Company’s website) announcing such Effective Date no later than five (5) Business Days after such Effective Date. The Company will also give written notice to the Holder of the anticipated Effective Date for a Designated Event (and issue a press release announcing same) not less than seven (7) Scheduled Trading Days prior to the anticipated Effective Date thereof.

Section 3.03. Additional Shares.

(a)           The Number of Shares of Common Stock to which the Holder is entitled upon exercise of this Warrant in connection with any Designated Event shall be (i) the Number of Shares then represented hereby as a result of the Net Share Settlement Calculation as of the Effective Date for such Designated Event plus (ii) an additional number of shares of Common Stock determined by multiplying (A) the Number of Shares of Common Stock to which the Holder is then entitled upon exercise of this Warrant (i.e., 1,500,000 shares of Common Stock on the date hereof) by (B) the amount determined in the table below in Section 3.03(c) based on the Effective Date of, and the Applicable Price for, such Designated Event (i.e., for an Effective Date of 4/20/2018 and an Applicable Price of $5.00, 0.24933 for a total of 373,995 additional shares of Common Stock).

(b)           The Applicable Prices set forth in the first row of the table below (i.e., the column headers) and number of additional shares of Common Stock set forth in the table below for each Applicable Price and Effective Date shall each be adjusted at the same time and in the manner as the Exercise Price is adjusted as set forth in ARTICLE IV.

(c)           The following table sets forth the number of additional shares of Common Stock to be delivered for this Warrant for the given Applicable Prices and Effective Dates:

Effective Date	Applicable Prices
	$1.00	$2.00	$3.00	$4.00	$5.00	$6.00	$7.00	$8.00
4/20/2017	1.46667	0.73333	0.48889	0.36667	0.29333	0.24444	0.20952	0.18333

4/20/2018	1.24667	0.62333	0.41556	0.31167	0.24933	0.20778	0.17810	0.15583

4/20/2019	0.95333	0.47667	0.31778	0.23833	0.19067	0.15889	0.13619	0.11917

4/20/2020	0.66000	0.33000	0.22000	0.16500	0.13200	0.11000	0.09429	0.08250

4/20/2021	0.36667	0.18333	0.12222	0.09167	0.07333	0.06111	0.05238	0.04583

4/20/2022	0.00000	0.00000	0.00000	0.00000	0.00000	0.00000	0.00000	0.00000

(d)           If the exact Applicable Price and/or Effective Date are not set forth in the table above, then:

(i)           if the actual Applicable Price is between two Applicable Prices in the table or the Effective Date is between two Effective Dates in the table, the number of additional shares of Common Stock to be delivered under this Warrant shall be determined by a straight-line interpolation between the number of additional shares of Common Stock set forth for the higher and lower Applicable Prices and/or the earlier and later Effective Dates in the table, based on a 365-day year, as applicable;

(ii)          if the actual Applicable Price is in excess of $8.00 per share, subject to adjustment as set forth in Section 3.03(b), no additional shares of Common Stock shall be delivered upon exercise of this Warrant in connection with the relevant Designated Event but Holder shall be entitled to the other rights included herein; and

(iii)         if the Applicable Price is less than $1.00 per share, subject to adjustment as set forth in Section 3.03(b), no additional shares of Common Stock shall be delivered upon exercise of this Warrant in connection with the relevant Designated Event.

Section 3.04. Cash Designated Event Settlement. Except as otherwise provided in this ARTICLE III, the Company will settle an exercise hereof in connection with a Designated Event in accordance with Section 2.04; provided, however, that with respect to a Designated Event in connection with which all holders of Common Stock receive only Cash consideration for their shares of Common Stock (such Designated Event, a “Cash Designated Event”) the Company will settle this Warrant, which shall be automatically exercised upon such event, by delivering, on the third (3rd) Business Day after the Exercise Date, for this Warrant, an amount of Cash equal to (a) the sum of (i) the number of shares of Common Stock deliverable to the Holder as a result of the Net Share Settlement calculation as of the Effective Date for the Cash Designated Event as described in Section 2.04 herein plus (ii) the number of additional shares described in this ARTICLE III multiplied by (b) the per-share amount of Cash consideration paid in such Designated Event.

ARTICLE IV

ADJUSTMENTS

Section 4.01. Adjustments to Exercise Price.  The Exercise Price shall be subject to adjustment (without duplication) upon the occurrence of any of the following events.  If any dividend, distribution or issuance described below is declared but not so paid or made, the Exercise Price shall again be adjusted to the Exercise Price that would have been in effect if such dividend, distribution or issuance had not been declared.

(a)           If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all of its shares of Common Stock, or if the Company subdivides or combines its Common Stock, the Exercise Price shall be adjusted based on the following formula:

EP1 = EP0	×	OS0
OS1
where:
EP0	=
the Exercise Price in effect immediately prior to the Close of Business on the Ex-Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such subdivision or combination, as the case may be;

EP1	=
the Exercise Price in effect immediately after the Close of Business on the Ex-Date for such dividend or distribution, or immediately after the Open of Business on the effective date of such subdivision or combination, as the case may be;

OS0	=
the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Ex-Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such subdivision or combination, as the case may be; and

OS1	=
the number of shares of Common Stock that would be outstanding immediately after giving effect to such dividend or distribution or immediately after the effective date of such subdivision or combination, as the case may be.

(b)           If the Company distributes any rights, options or warrants on all or substantially all of the shares of Common Stock entitling the holders of shares of Common Stock for a period of not more than sixty (60) calendar days from the Ex-Date for such distribution to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock), at a price per share (or a conversion price per share) less than the average of the Closing Sale Prices of Common Stock for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, the Exercise Price shall be decreased based on the following formula:

EP1 = EP0	×	OS0 + Y
OS0 + X
where:
EP0	=	the Exercise Price in effect immediately prior to the Close of Business on the Ex-Date for such distribution;

EP1	=	the Exercise Price in effect immediately after the Close of Business on the Ex-Date for such distribution;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Ex-Date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such options, rights or warrants; and

Y	=
the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, options or warrants divided by (B) the average of the Closing Sale Prices of Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution.

To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of the Common Stock are otherwise not delivered pursuant to such rights, options or warrants, upon the expiration, termination or maturity of such rights, options or warrants (except in a case where other consideration has been given in lieu of delivery of such Common Stock, in which case adjustment shall be as otherwise provided by the applicable clause of this Section 4.01), the Exercise Price will be readjusted to the Exercise Price that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.

For purposes of this Section 4.01(b), in determining whether any rights, options or warrants entitle the holders of shares of Common Stock to subscribe for or purchase Common Stock at less than the average of the Closing Sale Prices of Common Stock for each Trading Day in the applicable ten (10) consecutive Trading Day period, there shall be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than Cash, to be determined in good faith by the Board of Directors.

(c)           If the Company distributes shares of its Capital Stock, evidences of the Company’s indebtedness or other assets or property of the Company on all or substantially all holders of shares of Common Stock (excluding (i) dividends or distributions (including subdivisions of Common Stock) referred to in Section 4.01(a) above; (ii) rights, options or warrants referred to in Section 4.01(b) above; (iii) dividends or distributions paid exclusively in Cash referred to in Section 4.01(d) or Section 4.01(e) below; (iv) Spin-Offs referred to further below in this Section 4.01(c); and (v) distributions of rights on all or substantially all holders of shares of Common Stock pursuant to the adoption of a shareholder rights plan), then the Exercise Price shall be decreased based on the following formula:

EP1 = EP0	×	SP0 - FMV
SP0
where:
EP0	=	the Exercise Price in effect immediately prior to the Close of Business on the Ex-Date for such distribution;

EP1	=	the Exercise Price in effect immediately after the Close of Business on the Ex-Date for such distribution;

SP0	=
the average of the Closing Sale Prices of Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such distribution; and

FMV	=
the fair market value (as determined in good faith by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock as of the Close of Business on the Ex-Date for such distribution.

If the then-fair market value of the portion of the shares of Capital Stock, evidences of indebtedness or other assets or property so distributed applicable to one share of Common Stock is equal to or greater than the average of the Closing Sale Prices of Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution, in lieu of the foregoing adjustment, adequate provisions shall be made so that the Holder shall have the right to receive on exercise hereof, in addition to the number of shares of Common Stock the Holder is entitled to receive, the amount and kind of securities or assets the Holder would have received had the Holder already owned a number of shares of Common Stock deliverable upon exercise hereof immediately prior to the Ex-Date for the distribution of the securities or assets.

With respect to an adjustment pursuant to this Section 4.01(c) where there has been a payment of a dividend or other distribution on Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit (a “Spin-Off”), the Exercise Price will be decreased based on the following formula:

EP1 = EP0	×	MP0
FMV + MP0
where:
EP0	=	the Exercise Price in effect immediately prior to the Close of Business on the Ex-Date for the Spin-Off;

EP1	=	the Exercise Price in effect immediately after the Close of Business on the Ex-Date for the Spin-Off;

FMV	=
the average of the Closing Sale Prices of the Capital Stock or similar equity interests distributed to holders of Common Stock applicable to one share of Common Stock over the first ten (10) consecutive Trading Day period commencing on, and including, the Ex-Date for the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Closing Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Exercise Price under the preceding paragraph of this Section 4.01(c) shall be made immediately after the Open of Business on the day after the last day of the Valuation Period, but will be given effect as of the Open of Business on the Ex-Date for the Spin-Off.  If the Ex-Date for the Spin-Off is less than ten (10) Trading Days prior to, and including, the end of the Calculation Period in respect of any exercise hereof, references within this Section 4.01(c) to ten (10) Trading Days shall be deemed replaced, for purposes of calculating the average of the Closing Sale Prices of the Common Stock in respect of that exercise, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Date for the Spin-Off to, and including, the last Trading Day of such Calculation Period.  For purposes of determining the Exercise Price, in respect of any exercise during the ten (10) Trading Days commencing on the Ex-Date for any Spin-Off, references within the portion of this Section 4.01(c) related to “Spin-Offs” to ten (10) Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Date for such Spin-Off to, but excluding, the relevant Exercise Date.

(d)           If the Company makes or pays any Cash dividend or distribution to all, or substantially all, holders of outstanding Common Stock (other than (i) distributions described in Section 4.01(e) below and (ii) any dividend or distribution in connection with liquidation, dissolution or winding up of the Company), the Exercise Price will be decreased based on the following formula:

EP1 = EP0	×	SP0 - C
SP0
where:
EP0	=	the Exercise Price in effect immediately prior to the Close of Business on the Ex-Date for such dividend or distribution;

EP1	=	the Exercise Price in effect immediately after the Close of Business on the Ex-Date for such dividend or distribution;

SP0	=
the average of the Closing Sale Prices of Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such distribution; and

C	=	the amount in Cash per share that the Company distributes to holders of Common Stock for such dividend or distribution.

(e)           If the Company or any of subsidiaries of the Company makes a payment in respect of a tender offer or exchange offer (other than offers not treated as a tender offer or exchange offer subject to Rule 13e-4 under the Exchange Act) for Common Stock and, if the Cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices of Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (such date, the “Offer Expiration Date,” and such period, the “Measurement Period”), the Exercise Price will be decreased based on the following formula:

EP1 = EP0	×	OS0 x SP1
AC + (OS1 x SP1)
where:
EP0	=	the Exercise Price in effect immediately prior to the Open of Business on the Trading Day next succeeding the Offer Expiration Date;

EP1	=	the Exercise Price in effect immediately after the Open of Business on the Trading Day next succeeding the Offer Expiration Date;

AC	=	the aggregate value of all Cash and any other consideration (as determined in good faith by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=
the number of shares of Common Stock outstanding immediately prior to the time (the “Offer Expiration Time”) such tender offer or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the Offer Expiration Time (after giving effect to such tender offer or exchange offer); and

SP1	=	the average of the Closing Sale Prices of Common Stock over the Measurement Period.

The adjustment to the Exercise Price under the preceding paragraph of this Section 4.01(e) shall be made immediately after the Open of Business on the day after the last day of the Measurement Period, but will be given effect at the Open of Business on the Trading Day next succeeding the Offer Expiration Date.  If the Trading Day next succeeding the Offer Expiration Date is less than ten (10) Trading Days prior to, and including, the end of the Calculation Period in respect of any exercise hereof, references within this Section 4.01(e) to ten (10) Trading Days shall be deemed replaced, for purposes of calculating the average of the Closing Sale Prices of the Common Stock in respect of that exercise, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the last Trading Day of such Calculation Period.  For purposes of determining the Exercise Price, in respect of any exercise hereof during the ten (10) Trading Days commencing on the Trading Day next succeeding the Offer Expiration Date, references within this Section 4.01(e) to ten (10) Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Offer Expiration Date to, but excluding, the relevant Exercise Date.

In the event that the Company or one of its subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Exercise Price will again be adjusted to be the Exercise Price which would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this Section 4.01(e) to any tender offer or exchange offer would result in an increase in the Exercise Price, no adjustment will be made for such tender offer or exchange offer under this Section 4.01(e).

(f)            For the purposes of Section 4.01(a), Section 4.01(b) and Section 4.01(c), any dividend or distribution to which Section 4.01(c) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (i) a dividend or distribution of the indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants (and any Exercise Price adjustment required by Section 4.01(c) with respect to such dividend or distribution shall be made in respect of such dividend or distribution (without regard to the parenthetical in Section 4.01(c) that begins with the word “excluding”)) (ii) immediately followed by a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Exercise Price adjustment required by Section 4.01(a) or Section 4.01(b), as the case may be, with respect to such dividend or distribution shall then be made), except any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the Close of Business on the Ex-Date.”

(g)           If any distribution or transaction described in Section 4.01(a) to Section 4.01(e) has not yet resulted in an adjustment to the Exercise Price on the Exercise Date, and the shares that the Holder will receive on settlement are not entitled to participate in the relevant distribution or transaction (because they were not held on a related Record Date or otherwise), then the Company shall adjust the number of shares that the Company will deliver to the Holder in respect of the relevant Trading Day to reflect the relevant distribution or transaction.  Conversely, if an adjustment to the Exercise Price becomes effective on any Ex-Date, and the Holder has exercised this Warrant on or after such Ex-Date and on or prior to the related Record Date would nevertheless be treated as the record holder of shares of Common Stock as of the related Settlement Date based on an adjusted Exercise Price for such Ex-Date, then, notwithstanding the foregoing Exercise Price adjustment provisions, the Exercise Price adjustment relating to such Ex-Date will not be made in calculating the number of shares of Common Stock deliverable to the Holder (though it shall nevertheless be taken into account in calculating the relevant Daily Settlement Amount).  Instead, the Holder will be treated as if the Holder were the record owner of the shares of Common Stock on an un-adjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

Section 4.02. Adjustments to Number of Shares.  Concurrently with any adjustment to the Exercise Price under Section 4.01, the Number of Shares will be adjusted such that the Number of Shares in effect immediately following the effectiveness of such adjustment will be equal to the Number of Shares in effect immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the Exercise Price in effect immediately prior to such adjustment and (ii) the denominator of which is the Exercise Price in effect immediately following such adjustment.

Section 4.03. Certain Distributions of Rights and Warrants.

(a)           Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”):

(i)           are deemed to be transferred with such shares of Common Stock;

(ii)          are not exercisable; and

(iii)         are also issued in respect of future issuances of Common Stock,

shall be deemed not to have been distributed for purposes of ARTICLE IV (and no adjustment to the Exercise Price or the Number of Shares under this ARTICLE IV will be made) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exercise Price and the Number of Shares shall be made under this ARTICLE IV (subject in all respects to Section 4.04).

(b)           If any such right or warrant is subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights or warrants with such rights (subject in all respects to Section 4.04).

(c)           In addition, except as set forth in Section 4.04, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in Section 4.03(a)) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exercise Price and the Number of Shares under ARTICLE IV was made (including any adjustment contemplated in Section 4.04), in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by the holders thereof, the Exercise Price and the Number of Shares shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a Cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase.

Section 4.04. Shareholder Rights Plans.  To the extent that the Company has a shareholder rights plan in effect upon exercise of this Warrant (i.e., a poison pill), the Holder shall receive, in addition to any Common Stock received in connection with such exercise, the rights under the shareholder rights plan, unless prior to any exercise, the rights have separated from the Common Stock, in which case the Exercise Price and the Number of Shares shall be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, shares of Capital Stock, evidences of indebtedness or other assets or property as described in Section 4.01(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 4.05. Discretionary Adjustments.  The Company may from time to time, to the extent permitted by law and subject to applicable rules of the Nasdaq and subject to the approval of the Holder, decrease the Exercise Price and/or increase the Number of Shares by any amount for any period of at least twenty (20) Business Days, so long as the decrease is irrevocable during the period and the Board of Directors determines in good faith that such decrease would be in the best interest of the Company.  In that case, the Company shall give the Holder at least fifteen (15) days’ prior notice of such increase or decrease, and such notice shall state the decreased Exercise Price and/or increased Number of Shares and the period during which the decrease and/or increase will be in effect.  The Company may make such decreases in the Exercise Price and/or increases in the Number of Shares, in addition to those set forth in this ARTICLE IV, as the Board of Directors deems advisable, including to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of Capital Stock or rights to acquire Capital Stock or from any event treated as such for income tax purposes.

Section 4.06. Restrictions on Adjustments.

(a)           Except in accordance with Section 4.01, the Exercise Price and the Number of Shares will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing.

(b)           Notwithstanding the adjustment provisions in this Warrant, neither the Exercise Price nor the Number of Shares will be adjusted:

(i)           upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)          upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its subsidiaries;

(iii)         upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clause (ii) and outstanding as of the date this Warrant was first issued; or

(iv)        for a change in the par value of the Common Stock.

(c)           If in the future the Common Stock of the Company or any reference property has a designated par value, in no event will the Company adjust the Exercise Price or make a corresponding adjustment to the Number of Shares to the extent that the adjustment would reduce the Exercise Price below the par value per share of Common Stock.

(d)           No adjustment shall be made to the Exercise Price or the Number of Shares for any of the transactions described in Section 4.01 if the Company makes provisions for the Holder to participate in any such transactions without exercising this Warrant on a basis and with notice that the Board of Directors determines in good faith to be fair and appropriate.

(e)           Adjustments to the Number of Shares will be calculated to the nearest one-ten thousandth (1/10,000th) of a share.  No adjustment shall be made to the Exercise Price, nor will any corresponding adjustment be made to the Number of Shares, unless the adjustment would result in a change of at least one percent (1%) of the Exercise Price; provided that any adjustments that are less than one percent (1%) of the Exercise Price shall be carried forward and such carried forward adjustments, regardless of whether the aggregate adjustment is less than one percent (1%) of the Exercise Price, shall be made (i) upon exercise of this Warrant; (ii) annually, on each April 20 of each year; and (iii) on each of the ten (10) Scheduled Trading Days immediately prior to the Expiration Date, unless such adjustment has already been made.

(f)            The Company shall not take any action that would result in an adjustment without complying with Nasdaq Market Rule 5635 (which requires stockholder approval of certain issuances of stock), or any similar rule of any other stock exchange on which the Common Stock may be listed, if applicable.

Section 4.07. Recapitalizations, Reclassifications and Other Changes.

(a)           If any of the following events occur:

(i)          any recapitalization;

(ii)         any reclassification or change of the outstanding shares of Common Stock (other than changes resulting from a subdivision or combination to which Section 4.01(a) applies);

(iii)        any consolidation, merger or combination involving the Company;

(iv)        any sale, assignment, conveyance, transfer, lease or other disposition to a third party of all or substantially all of the Company’s property and assets; or

(v)         any binding share exchange,

(each such event a “Reorganization Event”), in each case as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including Cash or any combination thereof) (the “Reference Property”), then, following the effective time of the transaction, the right to receive shares of Common Stock upon exercise of this Warrant shall be changed to a right to receive, upon exercise hereof with respect to each share of Common Stock for which this Warrant is exercisable, the kind and amount of shares of stock, other securities or other property or assets (including Cash or any combination thereof) that a holder of one share of Common Stock would have owned or been entitled to receive in connection with such Reorganization Event (such kind and amount of Reference Property per share of Common Stock, a “Unit of Reference Property”).  In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in a Reorganization Event, the type and amount of consideration into which this Warrant shall be exercisable from and after the effective time of such Reorganization Event shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock in such Reorganization Event.  The Company shall notify the Holder of such weighted average as soon as practicable after such determination is made.  The Company hereby agrees not to become a party to any Reorganization Event unless its terms are consistent with this Section 4.07.

(b)           At any time from, and including, the effective time of a Reorganization Event:

(i)           the Net Share Amount for this Warrant shall be a number of Units of Reference Property calculated as set forth in Section 2.04, except that the Daily Settlement Amounts on any Trading Day used to determine such Net Share Amount shall be the Unit Value for such Trading Day;

(ii)          the Company shall pay Cash in lieu of delivering any fraction of a Unit of Reference Property in accordance with Section 2.06 based on the Unit Value as of the Exercise Date; and

(iii)         the Daily Settlement Amounts shall be calculated with respect to a Unit of Reference Property.

(c)           The value of a Unit of Reference Property (the “Unit Value”) shall be determined as follows:

(i)          any shares of common stock of the successor or purchasing corporation or any other corporation that are traded on a national or regional stock exchange included in such Unit of Reference Property shall be valued as if such shares were “Common Stock” using procedures set forth in the definition of “Closing Sale Price” in Section 1.01;

(ii)         any other property (other than Cash) included in such Unit of Reference Property shall be valued in good faith by the Board of Directors or by a New York Stock Exchange member firm selected by the Board of Directors; and

(iii)         any Cash included in such Unit of Reference Property shall be valued at the amount thereof.

(d)           On or prior to the effective time of any Reorganization Event, the Company or the successor or purchasing Person, as the case may be, shall execute an amendment to this Warrant providing that this Warrant shall be exercisable for Units of Reference Property in accordance with the terms of this Section 4.07.  If the Reference Property in connection with any Reorganization Event includes shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such Reorganization Event, then the Company shall cause such amendment to this Warrant to be executed by such other Person and such amendment shall contain such additional provisions to protect the interests of the Holder as the Holder shall reasonably consider necessary by reason of the foregoing.  Any such amendment to this Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this ARTICLE IV.

(e)           The above provisions of this Section 4.07 shall similarly apply to successive Reorganization Events.

(f)            If this Section 4.07 applies to any event or occurrence, no other provision of this ARTICLE IV shall apply to such event or occurrence.

(g)           This Section 4.07 does not limit the rights of the Holder or the Company’s rights in the event of a Designated Event, including the Holder’s right to receive an increase in the number of shares of Common Stock deliverable with respect to this Warrant in connection with a Designated Event under ARTICLE III.

Section 4.08. Consolidation, Merger and Sale of Assets.

(a)           The Company may, without the consent of the Holder, consolidate with, merge into or sell, lease or otherwise transfer in one transaction or a series of related transactions the consolidated assets of the Company and its subsidiaries substantially as an entirety to any corporation organized under the laws of the United States or any of its political subdivisions so long as:

(i)           the successor expressly assumes all of the Company’s obligations under this Warrant; and

(ii)          an Officer’s Certificate and an Opinion of Counsel, each stating that the consolidation, merger, sale, lease or other transfer complies with the provisions of this Warrant, have been delivered to the Holder.

(b)           In case of any such consolidation, merger, sale, lease or other transfer and upon any such assumption by the successor corporation, limited liability company, partnership or trust, such successor entity shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company.

Section 4.09. Common Stock Outstanding. For the purposes of this ARTICLE IV, the number of shares of Common Stock at any time outstanding shall not include shares held, directly or indirectly, by the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 4.10. Covenant to Reserve Shares for Issuance on Exercise.

(a)           The Company has authorized and reserved for issuance the number of shares of Common Stock initially issuable upon the exercise of this Warrant.  The Company will reserve for the issuance of any additional shares of Common Stock that may become issuable upon the exercise of this Warrant as a result of an adjustment made pursuant to Section 4.02 hereof until the day after the Expiration Date.  The Company covenants that all shares of Common Stock that are issuable upon exercise hereof shall be duly and validly issued, fully paid and non-assessable.

(b)           The Company agrees to authorize and direct its current and future transfer agents for the Common Stock to reserve for issuance the number of shares of Common Stock specified in this Section 4.10.  Promptly after the date of expiration of this Warrant, no shares of Common Stock shall be required to be reserved in respect hereof.

(c)           If permitted or required by the rules of any national securities exchange or over the counter market or other domestic market on which the Common Stock is listed at any time, if any, the Company shall apply to have listed or quoted all shares of Common Stock issued upon exercise of this Warrant on any such exchange or market.

Section 4.11. Company’s Calculations.  The Company shall be responsible for making all calculations called for under this Warrant.  These calculations include, but are not limited to, the Exercise Date, the Daily VWAP, the Closing Sale Price, the Exercise Price, the Number of Shares (yielding the number of shares of Common Stock or Units of Reference Property, if any, for which this Warrant is exercisable).  The Company shall make the foregoing calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on the Holder.  The Company shall provide a schedule of the Company’s calculations to the Holder.

Section 4.12. Notice of Adjustments.  Whenever the Exercise Price and/or the Number of Shares is adjusted, the Company shall promptly mail to the Holder a notice of the adjustment, briefly stating the facts requiring the adjustment and the manner of computing it.

Section 4.13. Announcement of Adjustments.  Upon any adjustment of the Exercise Price or the Number of Shares, the Company shall promptly notify the Holder of the details of any such adjustment and issue a press release through Dow Jones & Company, Inc. or Bloomberg Business News or other similarly broad public medium that is customary for such press releases (and make the press release available on the Company’s website).

Section 4.14. Deferral of Adjustments.  In any case in which Section 4.01 provides that an adjustment shall become effective immediately after (a) a Record Date for an event, (b) the effective date (in the case of a subdivision or combination of the Common Stock) or (c) the Offer Expiration Date for any tender or exchange offer pursuant to Section 4.01(e) (each a “Determination Date”), the Company may elect to defer, until the later of the date the adjustment to the Exercise Price and Number of Shares can be definitively determined and the occurrence of the applicable Adjustment Event (as hereinafter defined), (i) issuing to the Holder (if this Warrant has been exercised) after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities or assets issuable upon such exercise by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to the Holder any amount in Cash in lieu of any fractional share of Common Stock pursuant to Section 2.06.  For the purposes of this Section 4.14, the term “Adjustment Event” shall mean (A) in any case referred to in clause (a) or clause (b) hereof, the occurrence of such event, (B) in any case referred to in clause (c) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

Section 4.15. Limitations on Adjustment for Issuance of Common Stock or Preferred Stock.  Except as specifically set forth herein, the Exercise Price will not be subject to adjustment in the case of the issuance of any shares of Common Stock or Preferred Stock, or securities exchangeable for or convertible into shares of Common Stock or Preferred Stock.

Section 4.16. No Impairment.  Except, and only to the extent, as waived or consented to by the Holder in writing, the Company will not, by amendment of its governing documents or through any reorganization, recapitalization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

ARTICLE V

OTHER PROVISIONS

Section 5.01. No Rights as Stockholder; Limitation on Liability.  The Holder shall not be entitled, by virtue of holding this Warrant, to vote, to consent, to receive dividends, to receive notice as a stockholder with respect to any meeting of stockholders for the election of the Company’s directors or any other matter, or to exercise any rights whatsoever as the Company’s stockholder unless, until and only to the extent the Holder becomes a holder of record of shares of Common Stock delivered upon settlement of this Warrant.  No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the amount paid for this Warrant or as a stockholder of the Company, whether such liability is asserted by the Company or by its creditors.

Section 5.02. Mutilated or Missing Warrant.  If this Warrant at any time is mutilated, defaced, lost, destroyed or stolen, then this Warrant may be replaced at the cost of the Holder.  The Holder shall, in the case of any mutilated or defaced warrant, surrender this Warrant to the Company and, in the case of loss, destruction or being stolen, furnish evidence reasonably satisfactory to the Company of such loss, destruction or theft, and, in each case, with such customary indemnity as the Company may reasonably require.  Any such new warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed warrant shall be at any time enforceable by anyone.

Section 5.03. Payments Generally.  All payments hereunder shall be made in U.S. Dollars.

Section 5.04. Payment of Certain Taxes.  The Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable upon the issuance of this Warrant or the shares of Common Stock issuable hereunder.

Section 5.05. Transfer, Exchange and Substitution.

(a)           The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in which the Company shall provide for the registration of this Warrant and any transfers, exchanges or substitutions of this Warrant as herein provided.  Any new Warrant issued upon any registration of transfer or exchange of or substitution for this Warrant shall be valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits hereunder, as this Warrant surrendered for such registration of transfer, exchange or substitution.

(b)           The Holder may transfer this Warrant only upon surrender of this Warrant for registration of transfer.  No such transfer shall be effected until, and the transferee shall succeed to the rights of the Holder only upon, final acceptance and registration of the transfer in the Warrant Register by the Company.  Prior to the registration of any transfer of this Warrant by the Holder as provided herein, the Company and any agent thereof may treat the Person in whose name this Warrant is registered as the owner hereof for all purposes and as the Person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding.

(c)           This Warrant may be presented or surrendered for registration of transfer, or for exchange or substitution at the offices of the Company.  If presented or surrendered for registration of transfer or for exchange or substitution, this Warrant shall (if so required by the Company) be duly endorsed, or be accompanied by a duly executed instrument of transfer in the form of Exhibit B hereto, by the Holder or the Holder’s attorney, duly authorized in writing.

(d)           If this Warrant is presented to the Company with a request to register the transfer of, or to exchange or substitute, this Warrant, the Company shall register the transfer or make the exchange or substitution as requested if its requirements for such transactions and any applicable requirements hereunder are satisfied, which requirements may include, as applicable, the signature guarantee of a guarantor institution approved by The Securities Transfer Association.  To permit registrations of transfers, exchanges and substitutions, the Company shall execute a new warrant in substantially the same form as this Warrant and deliver such warrant.  No service charge shall be made for any registration of transfer or exchange of or substitution for this Warrant, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of this Warrant.

(e)           If less than all of the Number of Shares represented hereby are transferred, exchanged or substituted in accordance with this Warrant, this Warrant shall be surrendered to the Company and a new warrant in substantially the same form as this Warrant for a Number of Shares equal to the Number of Shares represented hereby that were not transferred, exchanged or substituted, registered in such name or names as may be directed in writing by the surrendering Holder, shall be executed by the Company and delivered to the Person or Persons entitled to receive the same.

Section 5.06. Surrender of Warrant; Cancellation.  If surrendered for registration of transfer, exchange, substitution or exercise hereof, this Warrant shall be delivered to the Company and promptly cancelled by the Company and shall not be reissued by the Company.  Except as provided in Section 2.05(a)(iii) in case of the exercise of less than all of the Number of Shares represented hereby, or Section 5.02 in case of mutilation, or Section 5.05(e) in case of an exchange, transfer or substitution, no new warrant shall be issued hereunder in lieu hereof.

Section 5.07. Successors and Assigns.  All the covenants and provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 5.08. Notices. Any notice or demand authorized by this Warrant to be given or made by the Holder to or on the Company shall be sufficiently given or made if sent by mail first-class, postage prepaid, addressed (until another address is given in writing by the Company to the Holder) as follows:

Intersections Inc.
3901 Stonecroft Boulevard
Chantilly, Virginia 20151
Attn: CEO & General Counsel
Email: jroets@intersections.com & dberlin@intersections.com

Any notice or demand authorized by this Warrant to be given or made by the Company to or on the Holder shall be sufficiently given or made if sent by mail first-class, postage prepaid, addressed (until another address is given in writing by the Holder to the Company) as follows:

PEAK6 Ventures LLC
141 W. Jackson Blvd., Suite 500
Chicago, IL 60604
Attention: Matt Hulsizer & Jay Coppoletta
Telephone: 312-444-8444 or 312-444-8868
E-mail: mhulsizer@peak6.com; legal@peak6.com

Any notice shall be deemed given upon actual receipt (or refusal of receipt).

Section 5.09. Applicable Law.  The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of New York without giving effect to the principles of conflicts or choice of laws thereof (other than the New York General Obligations Law §§5-1401 and 5-1402).

Section 5.10. Benefit of this Warrant.  Nothing in this Warrant expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any Person other than the parties hereto and the Holder any right, remedy or claim under or by reason of this Warrant or of any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Warrant shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Holder, each of whom is a third party beneficiary of this Warrant.

Section 5.11. Amendment and Waiver.  Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

Section 5.12. Headings. The Article and Section headings herein are for convenience only and are not a part of this Warrant and shall not affect the interpretation thereof.

Section 5.13. Counterparts. This Warrant may be executed in any number of counterparts on separate counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

Section 5.14. Miscellaneous. This Warrant shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant or of any other term or provision hereof.  Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Warrant a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Warrant to be executed on the date first written above by their respective duly authorized officers.

INTERSECTIONS INC.

By:	/s/ Ronald L. Barden
Name: Ronald L. Barden
Title: CFO

PEAK6 VENTURES LLC

By:	PEAK6 Investments, L.P., its managing member

By:	PEAK6 LLC, its general partner

By:	/s/ Matthew Hulsizer
Name: Matthew Hulsizer
Title: Manager

[Intersections – Signature Page to Warrant]

EXHIBIT A

FORM OF EXERCISE NOTICE
(To be executed by the Holder to exercise the Warrant)

To Intersections Inc.:

The undersigned is the Holder of the Amended and Restated Warrant (the “Warrant”) issued by Intersections Inc., a Delaware corporation (the “Company”), which accompanies this Exercise Notice.  Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

1.	The Warrant is currently exercisable to purchase a total of ______________ Warrant Shares.

2.	The undersigned Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant.

3.	The undersigned Holder confirms to the Company the following checked representations and agreements are true as of the date hereof:

__ It (a) is an “accredited investor” within the meaning of Rule 501(a)(1) under the Securities Act of 1933, as amended, OR (b) either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Warrant Shares, and has so evaluated the merits and risks of such investment; AND

__ It is acquiring the Warrant Shares for itself and does not intend to re-offer or re-sell the Warrant Shares in connection with a distribution; AND

__ It is understood that certificates evidencing the Warrant Shares will bear any appropriate restrictive legend(s).

4.	[Pursuant to this exercise, the Company shall deliver to the undersigned Holder _______________ Warrant Shares in accordance with the terms of the Warrant.]

5.	[Following this exercise, the Warrant shall be exercisable to purchase a total of ______________ Warrant Shares.]

Dated:______________, _______	Name of Holder:

(Print)

By:
Name:
Title:

EXHIBIT B

FORM OF ASSIGNMENT

[FOR VALUE RECEIVED,] the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Amended and Restated Warrant (the “Warrant”) to purchase ____________ Warrant Shares to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of Intersections Inc. (the “Company”) with full power of substitution in the premises.

In connection with any transfer of the Warrant, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and is making the transfer pursuant to one of the following:

[Check All That Apply]
(1) ___to the Company; or

(2) ___to an “accredited investor” (as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”)); or

(3) ___pursuant to the exemption from registration provided by Rule 144 under the Securities Act or pursuant to another exemption available under the Securities Act; or

(4) ___pursuant to an effective registration statement under the Securities Act.

If the box is checked below, the undersigned confirms and represents to the Company that the Warrant is not being transferred to an “affiliate” of the Company as defined in Rule 144 of the Securities Act.

☐	The transferee is not an “affiliate” of the Company as defined in Rule 144 of the Securities Act.

Dated:______________,_______

Address of Transferee

In the presence of:

2